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                        CROWN CORK & SEAL COMPANY, INC.

                             Officers' Certificate
                             ---------------------

          The undersigned, Craig R.L. Calle, the duly qualified and elected Vice President and Treasurer of Crown Cork & Seal Company, Inc., a Pennsylvania corporation (the "Company"), and Richard L. Krzyzanowski, the duly qualified and elected Secretary of the Company, pursuant to the authority granted by the Board of Directors of the Company on December 15, 1994, in accordance with Section 3.1 of the Indenture, dated as of January 15, 1995, between the Company, as issuer and Chemical Bank, as trustee (the "Indenture"), hereby certify as follows:

          1. The title of the Securities (as defined in the Indenture) to be issued is the 8-3/8% Notes Due 2005 (the "Notes").

          2. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is U.S. $300,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Notes pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Indenture).

          3.   The principal of the Notes shall be payable on January 15, 2005.

          4. The Notes shall bear interest from January 25, 1995, their date of issue, at the annual rate of 8-3/8%. Interest shall be payable semi-annually on January 15 and July 15 of each year, commencing July 15, 1995, to holders of record on the preceding January 1 or July 1, as the case may be.

          5. The place for payment of principal of and interest on the Notes and surrender for exchange of the Notes shall be as specified in the Notes.

          6. The Notes shall not be subject to redemption at the option of the Company prior to maturity.

          7. The Company shall not be obligated to redeem or purchase the Notes pursuant to any sinking fund or at the option of the holder thereof.

          8.   The Notes shall be subject to the Events of Default set forth in
               Section 5.1 of the Indenture, to the covenants of the Company set forth in Article X of the Indenture, and to the provisions of
               Section 10.11 of the Indenture.
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          9.  The provisions of Section 4.1 relating to the satisfaction and discharge of Securities of any series shall apply to the Notes.



               IN WITNESS WHEREOF, I have affixed my signature hereto this 25th day of January, 1995.



                                                 /s/  Craig R.L. Calle
                                               -----------------------------
                                               Craig R.L. Calle
                                               Vice President and Treasurer



                                                 /s/  Richard L.Krzyzanowski
                                               -----------------------------
                                               Richard L. Krzyzanowski
                                               Secretary


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